Exhibit 4.3

MOLSON COORS INTERNATIONAL LP, as Issuer
and
THE GUARANTORS NAMED HEREIN, as Guarantors
and
COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee

SECOND SUPPLEMENTAL INDENTURE
Dated as of September 18, 2015
to the
INDENTURE dated as of September 18, 2015

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS 3
ARTICLE II DESIGNATION AND TERMS OF THE SECURITIES 7
Section 2.01 Title and Aggregate Principal Amount.    7
Section 2.02 Execution.    7
Section 2.03 Other Terms and Form of the Securities.    7
Section 2.04 Further Issues, Single Tranche.    7
Section 2.05 Interest and Principal.    7
Section 2.06 Place of Payment.    8
Section 2.07 Depositary; Registrar.    8
Section 2.08 No Redemption by Holders.    8
Section 2.09 Taxes.    8
ARTICLE III REDEMPTION OF THE SECURITIES 10
Section 3.01 Optional Redemption.    10
Section 3.02 Tax Redemption Event.    11
Section 3.03 Repurchase of Series 2 Notes Upon a Change of Control.    11
ARTICLE IV GUARANTIES 13
Section 4.01 Parent Guaranty.    13
Section 4.02 Subsidiary Guaranties.    13
ARTICLE V MISCELLANEOUS 13
Section 5.01 Ratification of Original Indenture: Supplemental Indentures Part of Original Indenture.        13
Section 5.02 Concerning the Trustee.    13
Section 5.03 Counterparts.    14
Section 5.04 Judgment Currency.    14
Section 5.05 Successors.    14
APPENDIX “A”
EXHIBIT A TO APPENDIX

THIS SECOND SUPPLEMENTAL INDENTURE, dated as of September 18, 2015 (this “Second Supplemental Indenture”), to the Indenture dated as of September 18, 2015 (the “Original Indenture”), as supplemented by a first supplemental indenture dated September 18, 2015 (the “First Supplemental Indenture”), is entered into among MOLSON COORS INTERNATIONAL LP, a Delaware limited partnership (the “Issuer”), MOLSON COORS BREWING COMPANY, a Delaware corporation (the “Parent Guarantor” or “Parent”) and COORS BREWING COMPANY, a Colorado corporation, MOLSON CANADA 2005, an Ontario partnership, CBC HOLDCO LLC, a Colorado limited liability company, COORS INTERNATIONAL HOLDCO, ULC, a Nova Scotia unlimited liability company, MOLSON COORS CALLCO ULC, a Nova Scotia unlimited liability company, MOLSON COORS INTERNATIONAL GENERAL, ULC, a Nova Scotia unlimited liability company, MOLSON COORS CAPITAL FINANCE ULC, a Nova Scotia unlimited liability company, MC HOLDING COMPANY LLC, a Colorado limited liability company, CBC HOLDCO 2 LLC, a Colorado limited liability company, NEWCO3, INC., a Colorado corporation, MOLSON COORS BREWING COMPANY (UK) LIMITED, an English private limited company, MOLSON COORS HOLDINGS LIMITED, an English private limited company, GOLDEN ACQUISITION, an English private unlimited company, MOLSON COORS HOLDCO INC., a Delaware Corporation (collectively, the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors”), and COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company duly existing under the laws of Canada (the “Trustee”).
WHEREAS the Issuer, the Guarantors, and the Trustee have heretofore executed and delivered or, in a supplemental indenture ratified, the Original Indenture to provide for the issuance from time to time of Securities (as defined in the Original Indenture) of the Issuer, to be issued in one or more Series (as defined in the Original Indenture);
AND WHEREAS Sections 2.01, 2.02 and 9.01 of the Original Indenture provide, among other things, that the Issuer and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the designation, form, terms and conditions of Securities of any Series as permitted by Sections 2.01, 2.02 and 9.01 of the Original Indenture;
AND WHEREAS the Issuer: (i) desires the issuance of a Series of Securities (as defined in the Original Indenture) to be designated as hereinafter provided; and (ii) has requested the Trustee to enter into this Second Supplemental Indenture for the purpose of establishing the designation, form, terms and conditions of the Securities of one Tranche (as defined in the Original Indenture) of such Series to be issued in Canadian Dollar denominations;
AND WHEREAS the Issuer, under the laws relating thereto, is duly authorized to create and issue C$500,000,000 aggregate principal amount of 2.75% Series 2 Notes due 2020 (the “Series 2 Notes”);
AND WHEREAS the Parent Guarantor and the Subsidiary Guarantors will guarantee the Series 2 Notes being issued pursuant to this Second Supplemental Indenture;
AND WHEREAS all action on the part of the Issuer necessary to authorize the issuance of the Series 2 Notes under the Original Indenture and under this Second Supplemental Indenture (the Original Indenture, as supplemented by the First Supplemental Indenture and this Second Supplemental Indenture, being hereinafter called the “Indenture”) has been duly taken.

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Issuer and the Guarantors and not by the Trustee.
NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:
That, in order to establish the designation, form, terms and conditions of, and to authorize the certification and delivery of, the Series 2 Notes, and in consideration of the acceptance of the Series 2 Notes by the Holders thereof and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
Definitions
(a)    Capitalized terms used herein or in the Appendix and not otherwise defined herein or in the Appendix shall have the respective meanings ascribed thereto in the Original Indenture.
(b)    The rules of interpretation set forth in the Original Indenture shall be applied hereto as if set forth in full herein.
(c)    For all purposes of this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings (such meanings shall apply equally to both the singular and plural forms of the respective terms):
“Appendix” has the meaning set forth in Section 2.03(b) hereof.
“Additional Amounts” has the meaning set forth in Section 2.09(a) hereof.
“Additional Securities” means 2.75% Series 2 Notes due 2020, denominated in Canadian Dollars and issued from time to time after the Issue Date pursuant to Section 2.04 hereof and under the terms of the Indenture (other than pursuant to Sections 2.07, 2.08, 2.10 or 3.06 of the Original Indenture).
“CDS” has the meaning set forth in Section 2.07 hereof.
“Canada Yield Price” means, in respect of any Series 2 Notes being redeemed, the price, in respect of the principal amount of the Series 2 Notes, calculated as of the third Business Day prior to the redemption date of such Series 2 Notes, equal to the sum of the present values of the remaining scheduled payments of interest (not including any portion of the payments of interest accrued as of the date of redemption) and principal on the Series 2 Notes to be redeemed from the redemption date to the Par Call Date using as a discount rate the sum of the Government of Canada Yield on such Business Day plus 50.0 basis points.
“Change of Control” means the occurrence of any of the following: (1) any “person” or “group” (other than the Permitted Parties) is or becomes (by way of merger or consolidation or otherwise) the “beneficial owner,” directly or indirectly, of shares of Voting Stock of the Parent representing 50% or more of the total voting power of all outstanding classes of Voting Stock of the Parent or has the power, directly or indirectly, to elect a majority of the members of the Parent’s Board of Directors; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of the Parent and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to (i) the Parent or one of its Subsidiaries, or (ii) one or more Permitted Parties; or (3) the holders of the Parent’s Capital Stock approve any plan or proposal for the liquidation or dissolution of the Parent (whether or not otherwise in compliance with this Second Supplemental Indenture). For purposes of this definition, (i) “person” or “group” have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision, and (ii) a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Second Supplemental Indenture.
Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Parent becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of the Parent’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.
“Code” means the Internal Revenue Code of 1986, as amended.
“Coors Family Group” means:
(1) individuals who are descendents of the late Adolph Coors, including adopted issue and issue born out of wedlock of any such individuals, as well as spouses and former spouses (including widows and widowers), whether or not lawfully married, of any of such individuals and spouses, former spouses (including widows and widowers) and descendents of such spouses or former spouses (including widows and widowers) (the “Coors Family Members”);
(2) estates of any Coors Family Members;
(3) trusts for which the principal beneficiaries are one or more of the Coors Family Members;
(4) any corporation, limited liability company, or partnership or similar entity directly or indirectly under the control of one or more of the foregoing;
(5) any corporation, limited liability company, or partnership or similar entity controlled by one of the foregoing;
(6) any corporation or trust with a charitable, scientific, religious or educational purpose described in Section 501(c)(3) of the Code, with respect to which the Coors Family Members comprise not less than 40% of the directors, trustees or persons carrying out a similar function, as applicable; and
(7) any foundation or charitable organization, not less than 40% of the trustees, governors or persons carrying out a similar function of which are Coors Family Members.
“Coors Family Group Beneficiaries” means the Adolph Coors, Jr. Trust dated September 12, 1969 and members of the Coors Family Group.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Taxes” has the meaning set forth in Section 2.09(b) hereof.
“FATCA” shall mean sections 1471 through 1474 of the Code as of the date of this Second Supplemental Indenture (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.
“Government of Canada Yield” means, on any date, the bid-side yield to maturity on such date as determined by the arithmetic average (rounded to three decimal places) of the yields quoted at 10:00 a.m. (Toronto time) by any two investment dealers in Canada acceptable to the Issuer, assuming semi-annual compounding and calculated in accordance with generally accepted financial practice, which a non-callable Government of Canada bond would carry if issued in Canadian dollars in Canada at 100% of its principal amount on such date with a term to maturity that most closely approximates the remaining term to the Par Call Date of such Series 2 Notes to be redeemed.
“Indemnified Taxes” means any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of the United States or any political subdivision or any authority or agency therein or thereof having power to tax.
“Interest Payment Dates” has the meaning set forth in Section 2.05 hereof.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB– (or the equivalent) by S&P.
“Maturity Date” has the meaning set forth in Section 2.01 hereof.
“Molson Family Group” means:
(1) individuals who are descendents of the late Thomas H.P. Molson of Montreal, who passed away on or about April 4, 1978, including adopted issue and issue born out of wedlock of any such individuals, as well as spouses and former spouses (including widows and widowers), whether or not lawfully married, of any of such individuals and spouses, former spouses (including widows and widowers) and descendents of such spouses or former spouses (including widows and widowers) (the “Molson Family Members”);
(2) estates of Thomas Molson and any Molson Family Members;
(3) trusts for which the principal beneficiaries are one or more of the Molson Family Members;
(4) any corporation, limited liability company, or partnership or similar entity directly or indirectly under the control of one or more of the foregoing;
(5) any corporation, limited liability company, or partnership or similar entity controlled by one of the foregoing;
(6) any corporation with charitable, scientific, religious or educational objects or any trust the beneficiaries of which are charities, with respect to which the Molson Family Members comprise not less than 40% of the directors, trustees or persons carrying out a similar function, as applicable; and

(7) any foundation or charitable organization, not less than 40% of the trustees, governors or persons carrying out a similar function of which are Molson Family Members, including, without limitation, The Molson Foundation and The Molson Companies Donation Fund.
“Molson Family Group Beneficiaries” means Pentland Securities (1981) Inc. and members of the Molson Family Group.
“Moody’s” means Moody’s Investors Service, Inc., and its successors.
“Par Call Date” means August 18, 2020 (the date that is the one month prior to the Maturity Date of the Series 2 Notes).
“Permitted Party” means any of the Coors Family Group Beneficiaries or the Molson Family Group Beneficiaries.
“Rating Agencies” means, in respect of any series of Notes, (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes of such series or fails to make a rating of the Notes of such series publicly available for reasons outside of the Parent’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Parent (as certified by a resolution of the Board of Directors of the Parent) as a replacement agency for Moody’s or S&P, or both, as the case may be.
“Record Dates” has the meaning set forth in Section 2.05 hereof.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.
“Series 2 Notes” has the meaning set forth in the preamble hereof.
“Tax Redemption Event” means a change (including an announced prospective change) in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein or any change (including an announced prospective change) in official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date hereof, and which, in the written opinion of legal counsel of recognized standing to the Issuer, has resulted or will result (assuming, in the case of any announced prospective change, that such change will become effective as of the date specified in such announcement and in the form announced) in the Issuer, the Parent or any Subsidiary Guarantor, as the case may be, becoming obligated to pay, on the next succeeding date on which principal, premium, if any, or interest is due, any Additional Amounts; provided that, the Issuer, the Parent or such Subsidiary Guarantor (or its successor), as the case may be, in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to it (or its successor).
“United States Alien” means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident fiduciary of a foreign estate or trust, or a foreign partnership, one or more of the members of which is a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust and has notified the Parent in writing of its status as such.

ARTICLE II
Designation and Terms of the Securities
Section 2.01    Title and Aggregate Principal Amount. There is hereby created under this Second Supplemental Indenture one Series of Securities designated “Series 2”, which shall be issued under this Second Supplemental Indenture in an aggregate principal amount of C$500,000,000 Series 2 Notes bearing an interest rate of 2.75% with a maturity date of September 18, 2020 (the “Maturity Date”).
Section 2.02    Execution. The Series 2 Notes may forthwith be executed by the Issuer and delivered to the Trustee for certification and delivery by the Trustee in accordance with the provisions of Section 2.03 of the Original Indenture and Section 2.03(b) of this Second Supplemental Indenture.
Section 2.03    Other Terms and Form of the Securities. (a) The Series 2 Notes shall have and be subject to such other terms as provided in the Indenture and shall be evidenced by one or more Global Securities in registered form only and in the form of Exhibit A to the Appendix (as defined below). Beneficial interests in a Global Security shall be represented through book-entry accounts to be established and maintained by CDS for financial institutions acting on behalf of beneficial owners as direct and indirect participants in CDS.
(b)    Provisions relating to the Series 2 Notes are set forth in the Appendix attached hereto (the “Appendix”) which is hereby incorporated in and expressly made part of this Second Supplemental Indenture. The Series 2 Notes and the Trustee’s certification shall be substantially in the form of Exhibit A to the Appendix. The Series 2 Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Series 2 Note shall be dated the date of its certification. The terms of the Series 2 Notes set forth in the Appendix and the Exhibit thereto are part of the terms of this Second Supplemental Indenture.
Section 2.04    Further Issues, Single Tranche. The Issuer shall be entitled to issue Additional Securities under this Second Supplemental Indenture which shall have identical terms as the Series 2 Notes issued on the Issue Date, other than with respect to the date of issuance and issue price, so as to form a single Series of Securities with the other Series 2 Notes issued hereunder. The Series 2 Notes issued on the Issue Date and any Additional Securities shall be treated as a single Tranche for all purposes under the Indenture.
With respect to any Additional Securities, the Issuer shall set forth in an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(1)	the aggregate principal amount of such Additional Securities to be certified and delivered pursuant to the Indenture;

(2)
the issue price, the issue date and the CUSIP number of such Additional Securities; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to have “original issue discount” within the meaning of Section 1273 of the Code.

Section 2.05    Interest and Principal. The Series 2 Notes issued under this Second Supplemental Indenture will mature on September 18, 2020 and will bear interest at the rate of

2.75% per annum. The Issuer will pay interest on the Series 2 Notes, in arrears, in equal installments, on each March 18 and September 18 in each year (the “Interest Payment Dates”), beginning on March 18, 2016, to the holders of record as of the close of business on the immediately preceding March 13 or September 13 (the “Record Dates”), respectively. Interest on the Series 2 Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Unless otherwise specifically provided in the terms of the Series 2 Notes, interest for any period of less than 6 months shall be computed on the basis of a year of 365 days. Whenever interest is computed on a basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year. Payments of the principal of and interest on the Series 2 Notes shall be made in Canadian Dollars, and the Series 2 Notes shall be denominated in Canadian Dollars. If any Interest Payment Date for the Series 1 Notes falls on a day that is not a Business Day, then payment of interest may be made on the next succeeding Business Day and no interest will accrue because of such delayed payment.
Section 2.06    Place of Payment. The place of payment where the Series 2 Notes may be presented or surrendered for payment, where the principal of and interest and any other payments due on the Series 2 Notes are payable, where the Series 2 Notes may be surrendered for registration of transfer or exchange and where notices and demands (other than service of process) to and upon the Issuer in respect of the Series 2 Notes and the Indenture may be served shall be in Toronto, Canada, and the office or agency maintained by the Issuer for such purpose shall be the Corporate Trust Office of the Trustee in Toronto. At the option of the Issuer, payment of interest on the Series 2 Notes may be made by cheque mailed to registered Holders in accordance with Section 2.13 (e) of the Original Indenture.
Section 2.07    Depositary; Registrar. The Issuer appoints CDS Clearing and Depository Services Inc. (“CDS”) to act as Depositary with respect to the Global Securities. The Issuer appoints the Trustee to act as the Registrar and the Paying Agent and designates the Trustee’s Toronto office as the office or agency referred to in Section 2.04 of the Original Indenture.
Section 2.08    No Redemption by Holders. The Series 2 Notes shall not be redeemable at the option of any Holder thereof, upon the occurrence of any particular circumstances or otherwise. The Series 2 Notes will not have the benefit of any sinking fund.
Section 2.09    Taxes. (a) Any and all payments made by or on behalf of the Issuer, the Parent or any of the Subsidiary Guarantors under or with respect to any Series 2 Notes or the Guaranties to a United States Alien will be made free and clear of, and without withholding or deduction for or on account of, any Indemnified Taxes, unless the Issuer, the Parent or such Subsidiary Guarantor, as the case may be, is required to withhold or deduct Indemnified Taxes by law or by the interpretation or administration thereof. If the Issuer, the Parent or such Subsidiary Guarantor is so required to withhold or deduct any amount for or on account of Indemnified Taxes from any payment made under or with respect to the Series 2 Notes or the Guaranties, the Issuer, the Parent or such Subsidiary Guarantor, as the case may be, shall pay to each Holder of such Series 2 Notes, as additional interest, such additional amounts (the “Additional Amounts”) as may be necessary so that the net amount received by each such Holder after such withholding or deduction (and after deducting any Indemnified Taxes on such Additional Amounts) will not be less than the amount such Holder would have received if such Indemnified Taxes had not been withheld or deducted, except as provided in Section 2.09(b) of this Second Supplemental Indenture.
(b)    No Additional Amounts will be payable with respect to the following (each, an “Excluded Tax”):
(i)    a payment made to a Holder in respect of the beneficial owner thereof for or on account of:
A.    any such tax, assessment or other governmental charge which would not have been so imposed but for the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such Holder, if such Holder is an estate, a trust, a partnership, limited liability company or a corporation) and the United States, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein, or having or having had a permanent establishment therein;
B.    any tax, assessment or other governmental charge imposed by reason of such Holder’s past or present status for United States federal income tax purposes as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company or as a corporation which accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organization;
C.    any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the Holder of any Series 2 Notes for payment on a date more than 60 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;
D.    any tax, assessment or other governmental charge imposed by reason of such Holder’s past or present status as the actual or constructive owner of 10 per cent or more of the total combined voting power of all classes of stock entitled to vote of the Issuer or Parent;
E.    any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the Holder or beneficial owner of such Series 2 Note if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

F.    any tax, assessment or other governmental charge imposed on a Holder that is a “United States Person” as defined in section 7701(a)(30) of the Code;
G.    any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments on or in respect of any Series 2 Note;
H.    any withholding tax imposed under FATCA; or
I.    any combination of the foregoing items; and
(ii)    any inheritance, estate, gift, sales, excise, transfer, personal property or similar tax, assessment or governmental charge.
(c)    In the event that the Issuer, the Parent or such Subsidiary Guarantor is so required to withhold or deduct any amount for or on account of Indemnified Taxes from any payment made under or with respect to the Series 2 Notes, the Issuer, the Parent or such Subsidiary Guarantor, as the case may be, shall make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.
(d)    The Issuer, the Parent or any Subsidiary Guarantors, as the case may be, shall furnish to the Holders of the Series 2 Notes, within 60 days after the date the payment of such Indemnified Taxes is due pursuant to applicable law, certified copies of tax receipts or other documents evidencing such payment by the Issuer, the Parent or such Subsidiary Guarantor, as the case may be.
(e)    The Issuer, the Parent and each Subsidiary Guarantor shall indemnify and hold harmless each Holder from and against, and upon written request reimburse each such Holder for the amount (excluding any Excluded Taxes or amounts with respect to which Additional Amounts have previously been paid by the Issuer, the Parent or any of the Subsidiary Guarantors) of:
(i)    any Indemnified Taxes levied or imposed and paid by such Holder as a result of payments made under or with respect to the Series 2 Notes or the Guaranties;
(ii)    any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and
(iii)    any Indemnified Taxes imposed and paid by such Holder with respect to any reimbursement under sub-clause (i) or (ii) above.
(f)    The Issuer shall pay any present or future stamp, court, documentary or other similar taxes, charges or levies that arise from the execution, delivery or registration of or enforcement of rights under, the Indenture or any related document.
ARTICLE III
Redemption of the Securities
Section 3.01    Optional Redemption.The Series 2 Notes will be redeemable as a whole at any time or in part from time to time prior to the Par Call Date, at the option of the Issuer, at a redemption price equal to the greater of: (i) 100% of the principal amount of such Series 2 Notes then outstanding; or (ii) the Canada Yield Price; plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the redemption date. Notwithstanding the foregoing, installments of interest on Series 2 Notes that are due and payable on Interest Payment Dates falling on or prior to a redemption date will be payable on the Interest Payment Date to the Holders as of the close of business on the relevant Record Date. Notice of any redemption will be mailed by first class mail, postage prepaid, at least 30 days but no more than 60 days before the redemption date to each Holder of the Series 2 Notes to be redeemed. Unless the Issuer defaults in payment of the redemption price and accrued and unpaid interest, on and after the redemption date, interest will cease to accrue on the Series 2 Notes or portions thereof called for redemption. If fewer than all of the Series 2 Notes are to be redeemed, the Trustee shall select, not more than 60 days prior to the redemption date, the particular Series 2 Notes or portions thereof for redemption. If the Series 2 Notes are redeemed in part, the notice of redemption will state the portion of the principal amount thereof to be redeemed; provided that no notes in an aggregate principal amount of $1,000 or less shall be redeemed in part.
(a)    The redemption price for Series 2 Notes that are redeemed on or after the Par Call Date will be equal to 100% of the principal amount of the Series 2 Notes to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.
Section 3.02    Tax Redemption Event. Upon the occurrence of a Tax Redemption Event, the Issuer may redeem the Series 2 Notes at any time, in whole but not in part, at a redemption price equal to the principal amount of the outstanding Series 2 Notes, plus accrued and unpaid interest on the principal amount of the Series 2 Notes being redeemed to, but excluding, the redemption date, by delivering to the Trustee at least 30 days, but not more than 60 days, prior to the date fixed for such redemption, a certificate, signed by an authorized Officer, stating that the Issuer is entitled to redeem such Series 2 Notes pursuant to this Section 3.02 and specifying the date fixed for such redemption.
Section 3.03    Repurchase of Series 2 Notes Upon a Change of Control. (a) Upon the occurrence of a Change of Control Triggering Event, unless the Issuer has exercised its right to redeem the Series 2 Notes as provided in the form of Series 2 Note attached hereto as Exhibit A, Article 3 of the Original Indenture and Article 3 of this Second Supplemental Indenture, each Holder of Series 2 Notes shall have the right to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Series 2 Notes pursuant to the offer described in this Section 3.03 (the “Change of Control Offer”) on the terms set forth in this Section 3.03 at a repurchase price in cash equal to 101% of the aggregate principal amount of Series 2 Notes repurchased, plus accrued and unpaid interest, if any, on the Series 2 Notes repurchased to, but not including, the date of repurchase (the “Change of Control Payment”).
(b) Within 30 days following any Change of Control Triggering Event, or, at the Issuer’s option, prior to the date of consummation of any Change of Control, but after the public announcement of the pending Change of Control, the Issuer shall mail or cause to be mailed a notice to each Holder of Series 2 Notes, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Series 2 Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by Article 3 of the Original Indenture, which shall apply hereto mutatis mutandis, and described in such notice. The repurchase obligation with respect to any notice mailed prior to the consummation of the Change of Control shall be conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice.
(c) The Issuer shall comply with the requirements of applicable securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Series 2 Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 3.03, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.03 by virtue of such conflicts.
(d) On the Change of Control Payment Date, the Issuer shall, to the extent lawful, (i) accept for payment all Series 2 Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Series 2 Notes or portions thereof properly tendered and not validly withdrawn and (iii) deliver or cause to be delivered to the Trustee the Series 2 Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Series 2 Notes or portions thereof being repurchased by the Issuer. The Paying Agent shall promptly mail to each Holder of Series 2 Notes properly tendered and not validly withdrawn the Change of Control Payment for such Series 2 Notes, and the Trustee shall promptly certify and mail (or cause to be transferred by book-entry) to each Holder a new Series 2 Note equal in principal amount to any unpurchased portion of the Series 2 Notes surrendered by such Holder; provided that each new Series 2 Note will be in a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof.
(e) The Issuer shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if another Person makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 3.03 otherwise applicable to a Change of Control Offer made by the Issuer and such other Person purchases all Series 2 Notes properly tendered and not withdrawn pursuant to such Change of Control Offer.
(f) Solely for purposes of this Section 3.03 in connection with the Series 2 Notes, the following terms shall have the following meanings:
“Below Investment Grade Rating Event” means the Series 2 Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the earlier of (1) the occurrence of a Change of Control or (2) public notice of the Parent’s intention to effect a Change of Control, in each case until the end of the 60-day period following the earlier of (1) the occurrence of a Change of Control or (2) public notice of the Parent’s intention to effect a Change of Control; provided, however, that if during such 60-day period one or more Rating Agencies has publicly announced that it is considering a possible downgrade of the Series 2 Notes, then such 60-day period shall be extended for such time as the rating of the Series 2 Notes by any such Rating Agency remains under publicly announced consideration for possible downgrade. Notwithstanding the foregoing, a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Parent’s or the Trustee’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event).
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.
ARTICLE IV
Guaranties
Section 4.01    Parent Guaranty. The Series 2 Notes shall initially be guaranteed by the Parent. The Parent hereby confirms its Guaranty of the Series 2 Notes and confirms the applicability of the provisions of the Original Indenture to the Parent with respect to the Series 2 Notes.

Section 4.02    Subsidiary Guaranties. The Series 2 Notes shall initially be guaranteed by the following Subsidiaries (which are hereby designated “Subsidiary Guarantors” under the Indenture with respect to these Series 2 Notes): Coors Brewing Company, Molson Canada 2005, CBC Holdco LLC, Coors International Holdco, ULC, Molson Coors Callco ULC, Molson Coors International General, ULC, Molson Coors Capital Finance ULC, MC Holding Company LLC, CBC Holdco 2 LLC, Newco3, Inc., Molson Coors Brewing Company (UK) Limited, Molson Coors Holdings Limited, Golden Acquisition, Molson Coors Holdco Inc. and any other Subsidiary of the Parent that executes and delivers to the Trustee a Guaranty Agreement pursuant to the terms of Section 4.06 of the Original Indenture, but excluding any Subsidiary (including any Subsidiary referred to above in this Section) that has been released from its obligations under the Indenture in accordance with Section 10.06 of the Original Indenture. Each of the Subsidiary Guarantors hereby confirms its Guaranty of the Series 2 Notes and confirms the applicability of the provisions of the Original Indenture to such Subsidiary Guarantor with respect to the Series 2 Notes.
ARTICLE V
Miscellaneous
Section 5.01    Ratification of Original Indenture: Supplemental Indentures Part of Original Indenture. Except as expressly amended or supplemented hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of any Series 2 Notes heretofore or hereafter certified and delivered pursuant hereto shall be bound hereby. Except only insofar as the Original Indenture may be inconsistent with the express provisions of this Second Supplemental Indenture, in which case the terms of this Second Supplemental Indenture shall govern and supersede those contained in the Original Indenture, this Second Supplemental Indenture shall henceforth have effect so far as practicable as if all the provisions of the Original Indenture and this Second Supplemental Indenture were contained in one instrument.
Section 5.02    Concerning the Trustee. The recitals contained herein and in the Series 2 Notes, except with respect to the Trustee’s certification, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or of the Series 2 Notes.
Section 5.03    Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
Section 5.04    Judgment Currency. If, for the purpose of obtaining judgment in, or enforcing the judgment of, any court, it becomes necessary to convert a sum due under the Indenture or the Guaranties into Canadian Dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures TD Canada Trust or another nationally recognized bank in Canada could purchase such other currency with Canadian Dollars in the City of Toronto on the Business Day preceding that day on which final judgment is given. The obligations of the Issuer, the Parent and the Subsidiary Guarantors in respect of any sum due from them to any Holders of Series 2 Notes shall, notwithstanding any judgment in currency other than Canadian Dollars, not be discharged until the first Business Day, following receipt by such Holders of Series 2 Notes of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Holders of Series 2 Notes may in accordance with normal banking procedures purchase such other currency with Canadian Dollars.
The Issuer and each Guarantor hereby agree to indemnify the Series 2 Note Holders against any loss incurred by any of them as a result of any judgment or order being given or made for any sum due under the Indenture or the Guaranties being expressed and paid in the judgment currency and as a result of any variation as between (i) the rate of exchange at which the Canadian Dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the spot rate of exchange in the City of Toronto at which the Issuer or such Guarantor on the date of payment of judgment or order is able to purchase Canadian Dollars with the amount of the judgment currency actually paid by the Issuer or such Guarantor. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, Canadian Dollars.
Section 5.05    Successors. All covenants and agreements in this Second Supplemental Indenture by the Issuer and each Guarantor shall bind its successors, whether so expressed or not.

IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

MOLSON COORS INTERNATIONAL LP, by its General Partner, Molson Coors International General, ULC

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer

GUARANTORS:

MOLSON COORS BREWING COMPANY
By:	/s/ Mark Hunter
Name: Mark Hunter
Title: President & Chief Executive Officer

By:	/s/ Gavin Hattersley
Name: Gavin Hattersley
Title: Chief Financial Officer

COORS BREWING COMPANY

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer

MOLSON CANADA 2005

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer

Signature page to Second Supplemental Indenture

CBC HOLDCO LLC

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer

COORS INTERNATIONAL HOLDCO, ULC

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer

MOLSON COORS CALLCO ULC

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer

MOLSON COORS INTERNATIONAL GENERAL, ULC

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer

Signature page to Second Supplemental Indenture

MOLSON COORS CAPITAL FINANCE ULC

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer

MC HOLDING COMPANY LLC

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer

CBC HOLDCO 2 LLC

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer

NEWCO3, INC.

By:	/s/ Gavin Hattersley
Name: Gavin Hattersley
Title: Chief Financial Officer

Signature page to Second Supplemental Indenture

MOLSON COORS BREWING COMPANY (UK) LIMITED

By:	/s/ Simon Kerry
Name: Simon Kerry
Title: Director

MOLSON COORS HOLDINGS LIMITED

By:	/s/ Simon Kerry
Name: Simon Kerry
Title: Director

GOLDEN ACQUISITION

By:	/s/ Simon Kerry
Name: Simon Kerry
Title: Director

MOLSON COORS HOLDCO INC.

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President - Treasurer

Signature page to Second Supplemental Indenture

TRUSTEE:

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	/s/ Patricia Wakelin
Name: Patricia Wakelin
Title: Corporate Trust Officer

By:	/s/ Mohanie Shivprasad
Name: Mohanie Shivprasad
Title: Associate Trust Officer

Signature page to Second Supplemental Indenture

1

APPENDIX “A”
PROVISIONS RELATING TO THE SERIES 2 NOTES
1.1    Definitions
For the purposes of this Appendix the following terms shall have the meanings indicated below:
“Agency Agreement” means: (1) with respect to the Series 2 Notes issued on the Issue Date, the Agency Agreement dated September 11, 2015, among, inter alia, the Issuer, the Guarantors and the Agents; and (2) with respect to each issuance of Additional Securities, the agency agreement, purchase agreement or underwriting agreement among the Issuer and the Persons marketing or purchasing such Additional Securities.
“Agents” means: (1) with respect to the Series 2 Notes issued on the Issue Date, Merrill Lynch Canada Inc., BMO Nesbitt Burns Inc. and RBC Dominion Securities; and (2) with respect to each issuance of Additional Securities, the Persons marketing or purchasing such Additional Securities under the related Agency Agreement.
“Canadian Securities Law” means the applicable securities laws of each province of Canada and the respective regulations, rules, rulings and orders made thereunder and the applicable written policy statements issued by each securities commission or other regulatory authority of each province of Canada, as the same may be modified by discretionary relief therefrom granted by such securities commission or regulatory authority.
“Definitive Security” means a certificated Series 2 Note bearing the restricted securities legends set forth in this Appendix.
“Depositary” means CDS Clearing and Depository Services Inc., its nominees and their respective successors.
“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depositary), or any successor Person thereto and shall be the Trustee.
1.2    Other Definitions

Term:	Defined in Section:
“Agent Members”	2.1(b)
“Restricted Global Security”	2.1(a)

2.	THE SERIES 2 NOTES
2.1    (a)    Form and Dating. The Series 2 Notes will be offered and sold by the Issuer, from time to time, pursuant to one or more Agency Agreements. The Series 2 Notes will be sold only in reliance on exemptions from the prospectus requirements of applicable Canadian Securities Laws and in reliance on Regulation S under the United States Securities Act of 1933, as amended,

2

in each case, subject to the restrictions on transfer set forth herein. Series 2 Notes sold as set out above shall be issued in the form of one or more permanent Global Securities in definitive, fully registered form and with the global securities and restricted securities legends set forth in Exhibit A (collectively, the “Restricted Global Security”), which shall be deposited on behalf of the purchasers of the Series 2 Notes represented thereby with the Depositary or the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and certified by the Trustee as provided in the Indenture.
(b)    Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.
The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(b), certify and deliver one or more Global Securities that (a) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as custodian for the Depositary.
Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Issuer, the Trustee and any agent of the Issuer or the Trustee shall be entitled to treat the Depositary as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.
(c)    Certificated Series 2 Notes. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Restricted Global Securities shall not be entitled to receive physical delivery of certificated Series 2 Notes.
2.2    Certification
The Trustee shall certify and deliver: (1) on the Issue Date, an aggregate principal amount of C$500,000,000 2.75% Series 2 Notes due 2020; and (2) any Additional Securities for an original issue on the date and in an aggregate principal amount specified in writing by the Issuer pursuant to Section 2.02 of the Original Indenture and Section 2.04 of this Second Supplemental Indenture in each case upon a written order of the Issuer signed by an Officer. Such order shall specify the amount of the Series 2 Notes to be certified and the date on which any original issue of Series 2 Notes is to be certified.
2.3    Transfer and Exchange
(a)    Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar or a co-registrar with a request by the Holder thereof:

(x)	to register the transfer of such Definitive Securities; or

3

(y)	to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations, the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:
(i)    shall be duly endorsed or accompanied by a written instrument of transfer in a form reasonably satisfactory to the Issuer and the Registrar or co-registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and
(ii)    if such Definitive Securities are required to bear a restricted securities legend, are being transferred or exchanged pursuant to Section 2.3(b) or pursuant to clause (A) or (B) below, and are accompanied by the following additional information and documents, as applicable:

(A)	if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, by a certification from such Holder to that effect; or

(B)	if such Definitive Securities are being transferred to the Issuer, by a certification to that effect.
(b)    Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Series 2 Notes represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding, the Issuer shall issue and the Trustee shall certify, upon written order of the Issuer in the form of an Officers’ Certificate, a new Global Security in the appropriate principal amount.
(c)    Transfer and Exchange of Global Securities.
(i)    The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with

4

such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.
(ii)    If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.
(iii)    Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
(iv)    In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 of this Appendix, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 and such other procedures as may from time to time be adopted by the Issuer.
(d)    Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for certificated Series 2 Notes, redeemed, purchased or canceled, such Global Security shall be canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Series 2 Notes, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee with respect to such Global Security, by the Trustee, to reflect such reduction.
(e)    Obligations with Respect to Transfers and Exchanges of Series 2 Notes.
(i)    To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall certify certificated Series 2 Notes and Global Securities at the Registrar’s or co-registrar’s request.
(ii)    No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06 and 9.04 of the Original Indenture).
(iii)    The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Series 2 Note for a period beginning 15 days before the mailing of a notice of an offer to repurchase or redeem Series 2 Notes.
(iv)    Prior to the due presentation for registration of transfer of any Series 2 Note, the Issuer, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and

5

treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Series 2 Note is overdue, and none of the Issuer, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.
(v)    All Series 2 Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same continuing debt and shall be entitled to the same benefits under this Indenture as the Series 2 Notes surrendered upon such transfer or exchange.
(f)    No Obligation of the Trustee.
(i)    The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Series 2 Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Series 2 Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Series 2 Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary.
(ii)    The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Series 2 Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

6

2.4    Certificated Series 2 Notes
(a)    A Restricted Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Series 2 Notes in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for such Restricted Global Security or if at any time such Depositary ceases to be a “recognized clearing agency” under applicable laws and a successor depositary is not appointed by the Issuer within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Issuer, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Series 2 Notes under this Indenture.
(b)    Any Restricted Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depositary to the Trustee located at its Corporate Trust Office in the City of Toronto, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall certify and deliver, upon such transfer of each portion of such Restricted Global Security, an equal aggregate principal amount of certificated Series 2 Notes of authorized denominations. Any portion of a Restricted Global Security transferred pursuant to this Section shall be executed, certified and delivered only in denominations of C$1,000 principal amount and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Series 2 Note delivered in exchange for an interest in the Global Security shall bear the restricted securities legends set forth in Exhibit A hereto.
(c)    Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Series 2 Notes.
In the event of the occurrence of either of the events specified in Section 2.4(a), the Issuer shall promptly make available to the Trustee a reasonable supply of certificated Series 2 Notes in definitive, fully registered form without interest coupons.
EXHIBIT A
to
APPENDIX
[FORM OF FACE OF SERIES 2 NOTE]
[Global Securities Legend]
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. ("CDS") TO MOLSON COORS INTERNATIONAL LP (THE "ISSUER") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED

7

IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

CUSIP No.	U60901AB8	ISIN No.	CA U60901AB83

No. R- 001		C$	$500,000,000

2.75% Series 2 Notes due September 18, 2020
Molson Coors International LP, a Delaware limited partnership, promises to pay to CDS & CO., or registered assigns, the principal sum of up to C$500,000,000 on September 18, 2020 as more particularly specified on the Schedule of Increases or Decreases in Global Security, attached hereto.
Interest Payment Dates: March 18 and September 18, commencing March 18, 2016.
Record Dates: March 13 and September 13.
Additional provisions of this Security are set forth below.
Additional provisions of this Security are set forth on the attached “Terms of Notes”.

Dated: September _____, 2015

MOLSON COORS INTERNATIONAL LP, by its General Partner, Molson Coors International General, ULC

By:
Name: Michael J. Rumley
Title: Treasurer

8

TRUSTEE’S CERTIFICATION

COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee, certifies that this is one of the Securities referred to in the Indenture.

Date of Certification: September _____, 2015

COMPUTERSHARE TRUST COMPANY
OF CANADA

By:
Authorized Signatory

Signature page to Series 2 Note

TERMS OF NOTES
2.75% Series 2 Note due 2020

1.	Interest
Molson Coors International LP, a Delaware limited partnership (together with its successors under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this Series 2 Note at the rate per annum shown above. The Issuer will pay interest, in arrears, in equal semi-annual payments on March 18 and September 18 of each year, commencing March 18, 2016. Interest on the Series 2 Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of such Series 2 Notes. The Issuer will pay interest on overdue principal at the above rate and will pay interest on overdue installments of interest at such rate to the extent lawful. Unless otherwise specifically provided in these terms of the Series 2 Notes, interest for any period of less than 6 months shall be computed on the basis of a year of 365 days. Whenever interest is computed on a basis of a year (the "deemed year") which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year. Payments of the principal of and interest on the Series 2 Notes shall be made in Canadian Dollars, and the Series 2 Notes are denominated in Canadian Dollars. If any Interest Payment Date for this Series 2 Note falls on a day that is not a Business Day, then payment of interest may be made on the next succeeding Business Day and no interest will accrue because of such delayed payment.

2.	Method of Payment
The Issuer will pay interest on the Series 2 Notes (except defaulted interest) to the Persons who are registered holders of Series 2 Notes at the close of business on the March 13 or September 13 immediately preceding the Interest Payment Date even if Series 2 Notes are canceled after the record date and on or before the Interest Payment Date. Holders must surrender Series 2 Notes to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of Canada that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Series 2 Notes represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by CDS Clearing and Depository Services Inc. The Issuer will make all payments in respect of a certificated Series 2 Note (including principal, premium, if any, and interest) by mailing a cheque to the registered address of each Holder thereof; provided, however, that payments on a certificated Series 2 Note will be made by wire transfer to a Canadian Dollar account maintained by the payee with a bank in Canada if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar
Computershare Trust Company of Canada, a trust company established and existing under the laws of Canada (the “Trustee”), will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice. The

2

Issuer, the Parent or any of the Parent’s Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.	Indenture
The Issuer issued the Series 2 Notes under an Indenture dated as of September 18, 2015 (the “Original Indenture”), and as supplemented by the First Supplemental Indenture dated as of September 18, 2015 and by the Second Supplemental Indenture dated as of September 18, 2015 (the “Second Supplemental Indenture”) (as so supplemented, the “Indenture”) by and among the Issuer, the Parent, the Subsidiary Guarantors and the Trustee. The terms of the Series 2 Notes include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Series 2 Notes are subject to all such terms, and Holders of Series 2 Notes are referred to the Indenture for a statement of those terms. To the extent the terms of this Series 2 Note and those of the Indenture may conflict, the Indenture shall control.
The Series 2 Notes are general unsecured obligations of the Issuer. The Issuer shall be entitled to issue Additional Securities pursuant to Section 2.04 of the Second Supplemental Indenture. The Series 2 Notes issued on the Issue Date and any Additional Securities will be treated as a single Tranche for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Issuer and its subsidiaries to incur additional secured indebtedness and to enter into sale and leaseback transactions. These covenants are subject to important exceptions and qualifications.

5.	Optional Redemption
The Series 2 Notes will be redeemable as a whole at any time or in part from time to time prior to the Par Call Date, at the option of the Issuer, at a redemption price equal to the greater of: (i) 100% of the principal amount of such Series 2 Notes then outstanding; or (ii) the Canada Yield Price; plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.
The redemption price for Series 2 Notes that are redeemed on or after the Par Call Date will be equal to 100% of the principal amount of the Series 2 Notes to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.
Upon the occurrence of a Tax Redemption Event, the Issuer may redeem the Series 2 Notes at any time, in whole but not in part, at a redemption price equal to the principal amount of the outstanding Series 2 Notes, plus accrued and unpaid interest on the principal amount of the Series 2 Notes being redeemed to, but excluding, the redemption date, by delivering to the Trustee at least 30 days, but not more than 60 days, prior to the date fixed for such redemption, a certificate, signed by an authorized Officer, stating that the Issuer is entitled to redeem such Series 2 Notes pursuant to the Indenture and specifying the date fixed for such redemption.

6.	Notice of Redemption
Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Series 2 Notes to be redeemed at its registered address. Other than with respect to a redemption resulting from the occurrence of a Tax Redemption

3

Event, Series 2 Notes in denominations larger than C$1,000 principal amount may be redeemed in part but only in whole multiples of C$1,000. If money sufficient to pay the redemption price of and accrued interest on all Series 2 Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Series 2 Notes (or such portions thereof) called for redemption.

7.	Repurchase of Notes Upon a Change of Control
Upon the occurrence of a Change of Control Triggering Event, subject to certain exceptions and conditions set forth in the Indenture, each Holder of Series 2 Notes shall have the right to require the Issuer to repurchase all or any part of such Holder’s Series 2 Notes as set forth in the Indenture.

8.	Guaranty
The payment by the Issuer of the principal of, and premium and interest on, the Series 2 Notes is fully and unconditionally guaranteed on a joint and several senior basis by the Parent and each of the Subsidiary Guarantors.

9.	Denominations; Transfer; Exchange
The Series 2 Notes are in registered form without coupons in denominations of C$1,000 principal amount and whole multiples of C$1,000. A Holder may transfer or exchange Series 2 Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Series 2 Notes selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Series 2 Notes for a period of 15 days before a selection of Series 2 Notes to be redeemed.

10.	Persons Deemed Owners
The registered Holder of this Series 2 Note may be treated as the legal owner of it for all purposes.

11.	Unclaimed Money
If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuer or such other Person and not to the Trustee for payment.

12.	Discharge and Defeasance
Subject to certain conditions, the Issuer at any time shall be discharged from all of its obligations under the Series 2 Notes and the Indenture if the Issuer deposits with the Trustee money or Canada Government Obligations for the payment of principal and interest on the Series 2 Notes to redemption or maturity, as the case may be.

4

13.	Amendment, Waiver
Subject to certain exceptions set forth in the Indenture: (i) the Indenture and the Series 2 Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes; and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Series 2 Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Issuer, the Guarantors and the Trustee shall be entitled to amend the Indenture or the Series 2 Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Original Indenture, or to provide for uncertificated Series 2 Notes in addition to or in place of certificated Series 2 Notes, or to add guaranties with respect to the Series 2 Notes, including the Parent Guaranty and the Subsidiary Guaranties, or to secure the Series 2 Notes, or to add a co-obligor if such co-obligor is at such time a Guarantor, or to add additional covenants or events of default, or to surrender rights and powers conferred on the Issuer or the Guarantors, or to make any change that does not adversely affect the rights of any Securityholder, or to add to, change, or eliminate any of the provisions of the Indenture with respect to one or more Series of Securities issued subsequent to such amendment or supplement, or to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of the Indenture necessary or desirable to provide for or facilitate the administration of the Indenture by more than one Trustee, or to establish the form or terms of Securities and coupons of any Series and to change the procedures for transferring and exchanging Securities of any Series so long as such change does not, subject to applicable law, adversely affect the Securityholders.

14.	Defaults and Remedies
Under the Indenture, Events of Default include: (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal (or premium, if any) on the Securities when due; (iii) failure by the Issuer or any Guarantor to comply with other covenants in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) the acceleration of certain types of debt of the Parent, the Issuer, the Subsidiary Guarantors or any of the Significant Subsidiaries in a principal amount exceeding U.S.$100,000,000 as a result of the failure of the Parent, the Issuer, or such subsidiary to perform any covenant or agreement applicable to such debt which acceleration is not rescinded or annulled within a certain time period; and (v) certain events of bankruptcy or insolvency with respect to the Issuer or the Parent Guarantor as set forth in the Indenture. If an Event of Default occurs and is continuing, the Trustee or the Holders of Securities may declare all such Securities to be due and payable immediately as provided for and subject to the terms and provisions of the Indenture.
Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations provided for in the Indenture, Holders of Securities may direct the Trustee in its exercise of any trust or power.

15.	Trustees Dealings with the Issuer
Subject to certain limitations imposed by the Securities Act of 1933, as amended, and applicable Canadian corporate laws, the Trustee in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations

5

owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not a Trustee.

16.	No Recourse Against Others
A director, officer, employee or stockholder, as such, of the Issuer or the Trustee shall not have any liability for any obligations of the Issuer under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.	Certification
This Series 2 Note shall not be valid until an authorized signatory of the Trustee (or a certification agent) manually signs the certification.

18.	Abbreviations
Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), and CUST (=custodian).

19.	CUSIP Numbers
Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuer has caused CUSIP numbers to be printed on the Securities and has directed the Trustees to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.	Governing Law
This Security shall be governed by, and construed in accordance with, the laws of the province of Ontario and the federal laws of Canada applicable therein but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

6

The Issuer will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture. Requests may be made to:
if to the Issuer or any Guarantor prior to October 26, 2015:
c/o Molson Coors Brewing Company
1225 17th Street, Suite 3200
Denver, Colorado 80202
Attention: Chief Legal Officer
if to the Issuer or any Guarantor on or after October 26, 2015:
c/o Molson Coors Brewing Company
1801 California Street, Suite 4600
Denver, Colorado 80202
Attention: Chief Legal Officer
if to the Trustee:
Computershare Trust Company of Canada
100 University Avenue
11th Floor,
Toronto, Ontario M5J 2Y1
Attention: Manager, Corporate Trust

7

ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to
(Print or type assignee’s name, address and postal code)
(Insert assignee’s S.I.N. or tax I.D. No.)
and irrevocably appoint     agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Date:            Your Signature:

Sign exactly as your name appears above.
Signature Guarantee:

Signature must be guaranteed        Signature

Canada and the USA:  A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP).  Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program.  The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”.
Canada:  A Signature Guarantee obtained from a major Canadian Schedule I chartered bank.  The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”.  Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisse Populaires unless they are members of a Medallion Signature Guarantee Program.

Outside North America:  For holders located outside North America, present the certificate(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program.  The corresponding affiliate will arrange for the signature to be over-guaranteed.

8

[TO BE ATTACHED TO GLOBAL SECURITIES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY
The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized officer of Trustee or Securities Custodian

9